Exhibit 10.2

GUARANTY AGREEMENT

Dated as of January 14, 2003

by

EACH GUARANTOR PARTY HERETO

in favor of

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as the Administrative Agent

GUARANTY AGREEMENT

This GUARANTY AGREEMENT (this “Guaranty”), dated as of January 14, 2003, is made by each of the Persons listed on the signature pages hereto and each of the other entities which becomes a party hereto pursuant to Section 4.14 hereof (each a “Guarantor” and jointly and severally, the “Guarantors”) in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders referred to below (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

Each of the Guarantors is in the same corporate family as WEST MARINE FINANCE COMPANY, INC., a California corporation (the “Borrower”). Each Guarantor and Borrower are Subsidiaries of West Marine, Inc.

The Borrower has entered into that certain Credit Agreement, dated of January 14, 2003 (as the same from time to time hereafter may be amended, modified, supplemented or restated, the “Credit Agreement”), by and among the Borrower, the financial institutions party thereto from time to time (collectively, the “Lenders”) and the Administrative Agent, pursuant to which the Lenders have agreed to extend loans and other financial accommodations to the Borrower for the purposes, and on the terms and subject to the conditions, set forth in the Credit Agreement.

The Lenders are willing to make and maintain loans and other financial accommodations to the Borrower on and after the date of the Credit Agreement, but only upon the condition, among others, that the Guarantors shall have executed and delivered this Guaranty to the Administrative Agent.

Each Guarantor has obtained and will continue to obtain working capital and loans needed for its operations from Borrower, and Borrower will obtain funds to provide and lend to the Guarantors from the Lenders under the Credit Agreement. In addition, Guarantors expect to realize direct and indirect benefits as the result of the availability of the aforementioned credit facilities to Borrower, as the result of financial or business support which will be provided to the Guarantors by Borrower.

To induce the Administrative Agent and the Lenders to enter into, and to extend credit under, the Credit Agreement and the other Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor has agreed to guarantee the Guaranteed Obligations upon the terms and conditions of this Guaranty. Accordingly, each Guarantor agrees with the Administrative Agent as follows:

SECTION 1. DEFINITIONS.

1.01. Definitions. Unless otherwise defined herein, all capitalized terms used in this Guaranty that are defined in the Credit Agreement (including those terms incorporated by reference) shall have the respective meanings assigned to them in the Credit Agreement. In addition, the following terms shall have the following meanings under this Guaranty:

“Bankruptcy Code” shall mean Title 11 of the United States Code.

“Guaranteed Obligations” shall mean (a) any and all Obligations of the Borrower and any and all other obligations of the Borrower for the performance of its agreements, covenants and undertakings under or in respect of the Loan Documents, it being acknowledged by each Guarantor that some extensions of credit under the Credit Agreement are available on a revolving basis, and (b) any and all other obligations of the Borrower for the payment of all amounts, liabilities and indebtedness (whether for principal, interest, reimbursement, fees, charges, indemnification or otherwise) now or in the future owed to the Administrative Agent, the Lenders or any such Person individually, and for the performance by the Borrower of its agreements, covenants and undertakings, in each case under or in respect of any and all of the Loan Documents and the Lender Interest Rate Protection Agreements, it being acknowledged by each Guarantor that such other obligations may arise or be created, incurred or assumed at any time and from time to time and in such manner and such circumstances and with such terms and provisions as the Borrower, the Administrative Agent and the Lenders or any such Person individually may agree without notice or demand of any kind or nature whatsoever to the Guarantors.

1.02. Interpretation. In this Guaranty, unless otherwise indicated, the singular includes the plural and plural the singular; words importing any gender include the other gender; references to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; references to “writing” include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Guaranty; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, extensions and other modifications to such instruments (without, however, limiting any prohibition on any such amendments, extensions or modifications by the terms of the Credit Agreement); and references to Persons include their respective successors and permitted assigns and, in the case of Governmental Authorities, Persons succeeding to their respective functions and capacities.

SECTION 2. THE GUARANTEE.

2.01. Guarantee. Subject to the limitation set forth in Section 2.09, each Guarantor hereby guarantees to the Administrative Agent and each Lender the timely payment in full when due (whether at stated maturity, by acceleration or otherwise) and performance of the Guaranteed Obligations in each case strictly in accordance with their terms. Each Guarantor hereby further agrees that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) all or any part of the Guaranteed Obligations, such Guarantor will immediately pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of all or any part of the Guaranteed Obligations, the same will be timely paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. This Guaranty is absolute, irrevocable and unconditional in nature and is made with respect to any and all Guaranteed Obligations now existing or in the future arising. Each Guarantor’s liability under this Guaranty shall continue until full satisfaction of all Guaranteed Obligations. This Guaranty is a guarantee of due and punctual payment and performance and not of collectibility.

2.02. Acknowledgments, Waivers and Consents. Each Guarantor acknowledges that the obligations undertaken by it under this Guaranty involve the guarantee of obligations of Persons other than such Guarantor and that such obligations of each Guarantor are absolute, irrevocable and unconditional under any and all circumstances. In full recognition and in furtherance of the foregoing, each Guarantor agrees that:

(a) Without affecting the enforceability or effectiveness of this Guaranty in accordance with its terms and without affecting, limiting, reducing, discharging or terminating the liability of such Guarantor, or the rights, remedies, powers and privileges of the Administrative Agent and the Lenders under this Guaranty, the Administrative Agent and the Lenders may, at any time and from time to time and without notice or demand of any kind or nature whatsoever:

      (i) amend, supplement, modify, extend, renew, waive, accelerate or otherwise change the time for payment or performance of, or the terms of, all or any part of the Guaranteed Obligations (including any increase or decrease in the principal portion of, or rate or rates of interest on, all or any part of the Guaranteed Obligations);

      (ii) amend, supplement, modify, extend, renew, waive or otherwise change, or enter into or give, any Loan Document or any agreement, security document, guarantee, approval, consent or other instrument with respect to all or any part of the Guaranteed Obligations, any Loan Document or any such other instrument or any term or provision of the foregoing;

      (iii) accept or enter into new or additional agreements, security documents, guarantees (including letters of credit) or other instruments in addition to, in exchange for or relative to any Loan Document, all or any part of the Guaranteed Obligations or any collateral now or in the future serving as security for the Guaranteed Obligations;

      (iv) accept or receive (including from any other guarantor) partial payments or performance on the Guaranteed Obligations (whether as a result of the exercise of any right, remedy, power or privilege or otherwise);

      (v) accept, receive and hold any additional collateral for all or any part of the Guaranteed Obligations (including from any other guarantor);

      (vi) release, reconvey, terminate, waive, abandon, allow to lapse or expire, fail to perfect, subordinate, exchange, substitute, transfer, foreclose upon or enforce any collateral, security documents or guarantees (including letters of credit or the obligations of any other guarantor) for or relative to all or any part of the Guaranteed Obligations;

      (vii) apply any collateral or the proceeds of any collateral or guarantee (including any letter of credit or the obligations of any other guarantor) to all or any part of the Guaranteed Obligations in such manner and extent as the Administrative Agent or any Lender may in its discretion determine;

      (viii) release any Person (including any other guarantor) from any personal liability with respect to all or any part of the Guaranteed Obligations;

      (ix) settle, compromise, release, liquidate or enforce upon such terms and in such manner as the Administrative Agent or the Lenders may determine or as applicable law may dictate all or any part of the Guaranteed Obligations or any collateral on or guarantee of (including any letter of credit issued with respect to) all or any part of the Guaranteed Obligations (including with any other guarantor);

      (x) consent to the merger or consolidation of, the sale of substantial assets by, or other restructuring or termination of the existence of the Borrower or any other Person (including any other guarantor);

      (xi) proceed against the Borrower, such Guarantor or any other guarantor of (including any issuer of any letter of credit issued with respect to) all or any part of the Guaranteed Obligations or any collateral provided by any Person and exercise the rights, remedies, powers and privileges of the Administrative Agent and the Lenders under the Loan Documents or otherwise in such order and such manner as the Administrative Agent or any Lender may, in its discretion, determine, without any necessity to proceed upon or against or exhaust any collateral, right, remedy, power or privilege before proceeding to call upon or otherwise enforce this Guaranty as to such Guarantor;

      (xii) foreclose upon any deed of trust, mortgage or other instrument creating or granting liens on any interest in real property by judicial or nonjudicial sale or by deed in lieu of foreclosure, bid any amount or make no bid in any foreclosure sale or make any other election of remedies with respect to such liens or exercise any right of set-off;

      (xiii) obtain the appointment of a receiver with respect to any collateral for all or any part of the Guaranteed Obligations and apply the proceeds of such receivership as the Administrative Agent or any Lender may in its discretion determine (it being agreed that nothing in this clause (xiii) shall be deemed to make the Administrative Agent or any Lender a party in possession in contemplation of law, except at its option);

      (xiv) enter into such other transactions or business dealings with the Borrower, any Subsidiary or Affiliate of the Borrower or any other guarantor of all or any part of the Guaranteed Obligations as the Administrative Agent or any Lender may desire; and

      (xv) do all or any combination of the actions set forth in this Section 2.02(a).

(b) The enforceability and effectiveness of this Guaranty and the liability of such Guarantor, and the rights, remedies, powers and privileges of the Administrative Agent and the Lenders, under this Guaranty shall not be affected, limited, reduced, discharged or terminated, and each Guarantor hereby expressly waives to the fullest extent not prohibited by applicable law any defense now or in the future arising (other than a defense that the Guaranteed Obligations have been paid in full in cash), by reason of:

      (i) the illegality, invalidity or unenforceability of all or any part of the Guaranteed Obligations, any Loan Document or any agreement, security document, guarantee or other instrument relative to all or any part of the Guaranteed Obligations;

        (ii) any disability or other defense with respect to all or any part of the Guaranteed Obligations of the Borrower, or any other guarantor of all or any part of the Guaranteed Obligations (including any issuer of any letters of credit), including the effect of any statute of limitations that may bar the enforcement of all or any part of the Guaranteed Obligations or the obligations of any such other guarantor;

        (iii) the illegality, invalidity or unenforceability of any security or guarantee (including any letter of credit) for all or any part of the Guaranteed Obligations or the lack of perfection or continuing perfection or failure of the priority of any lien on any collateral for all or any part of the Guaranteed Obligations;

        (iv) the cessation, for any cause whatsoever, of the liability of the Borrower or any other guarantor of all or any part of the Guaranteed Obligations (other than, subject to Section 2.05, by reason of the full payment and performance of all Guaranteed Obligations);

        (v) any failure of the Administrative Agent or any Lender to marshal assets in favor of the Borrower or any other Person (including any other guarantor), to exhaust any collateral for all or any part of the Guaranteed Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against the Borrower, any other guarantor of all or any part of the Guaranteed Obligations (including any issuer of any Letter of Credit) or any other Person or to take any action whatsoever to mitigate or reduce such or any other liability of such Guarantor under this Guaranty, neither the Administrative Agent nor any Lender being under any obligation to take any such action notwithstanding the fact that all or any part of the Guaranteed Obligations may be due and payable and that the Borrower may be in default of its obligations under any Loan Document;

        (vi) any failure of the Administrative Agent or any Lender to give notice of sale or other disposition of any collateral (including any notice of any judicial or nonjudicial foreclosure or sale of any interest in real property serving as collateral for all or any part of the Guaranteed Obligations) for all or any part of the Guaranteed Obligations to the Borrower, such Guarantor or any other Person or any defect in, or any failure by such Guarantor or any other Person to receive, any notice that may be given in connection with any sale or disposition of any collateral;

        (vii) any failure of the Administrative Agent or any Lender to comply with applicable laws in connection with the sale or other disposition of any collateral for all or any part of the Guaranteed Obligations;

        (viii) any judicial or nonjudicial foreclosure or sale of, or other election of remedies with respect to, any interest in real property or other collateral serving as security for all or any part of the Guaranteed Obligations, even though such foreclosure, sale or election of remedies may impair the subrogation rights of such Guarantor or may preclude such Guarantor from obtaining reimbursement, contribution, indemnification or other recovery from the Borrower, any other guarantor or any other Person and even though the Borrower may not, as a result of such foreclosure, sale or election of remedies, be liable for any deficiency;

        (ix) any act or omission of the Administrative Agent, any Lender or any other Person that directly or indirectly results in or aids the discharge or release of the Borrower or any other guarantor of all or any part of the Guaranteed Obligations or any security or guarantee for all or any part of the Guaranteed Obligations by operation of law or otherwise;

        (x) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation;

        (xi) the possibility that the obligations of the Borrower to the Administrative Agent and the Lenders may at any time and from time to time exceed the aggregate liability of such Guarantor under this Guaranty;

        (xii) any counterclaim, set-off or other claim which the Borrower or any other guarantor has or alleges to have with respect to all or any part of the Guaranteed Obligations;

        (xiii) any failure of the Administrative Agent or any Lender to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person.

        (xiv) the election by the Administrative Agent or any Lender in any bankruptcy proceeding of any Person, of the application or nonapplication of Section 1111(b)(2) of the Bankruptcy Code;

        (xv) any extension of credit or the grant of any Lien under Section 364 of the Bankruptcy Code;

        (xvi) any use of cash collateral under Section 363 of the Bankruptcy Code;

        (xvii) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person;

        (xviii) the avoidance of any Lien in favor of the Administrative Agent or any Lender for any reason;

        (xix) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any part of the Guaranteed Obligations (or any interest on all or any part of the Guaranteed Obligations) in or as a result of any such proceeding;

        (xx) any action taken by the Administrative Agent or any Lender, whether similar or dissimilar to any of the foregoing, that is authorized by this Section 2.02 or otherwise in this Guaranty or by any other provision of any Loan Document or any omission to take any such action; or

      (xxi) any other circumstance whatsoever, whether similar or dissimilar to any of the foregoing, that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, including by reason of Sections 2787 to 2855, inclusive, 2899, 3275 and 3433 of the California Civil Code, and any future judicial decisions or legislation or of any comparable provisions of the laws of any other jurisdiction.

(c) Each Guarantor has been made aware of the provisions of California Civil Code Section 2856, has read and understands the provisions of that statute, has been advised by its counsel as to the scope, purpose and effect of that statute, and based thereon, and without limiting the foregoing waivers, each Guarantor agrees to waive all suretyship rights and defenses described in California Civil Code Section 2856(a). Without limiting any other waivers herein, each Guarantor hereby gives the following waivers pursuant to Sections 2856(c) and 2856(d) of the California Civil Code:

“The guarantor waives all rights and defenses that the guarantor may have because the debtor’s debt is secured by real property. This means, among other things:

(1) The creditor may collect from the guarantor without first foreclosing on any real or personal property collateral pledged by the debtor;

(2) If the creditor forecloses on any real property collateral pledged by the debtor:

(A) The amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

(B) The creditor may collect from the guarantor even if the creditor, by foreclosing on the real property collateral, has destroyed any right the guarantor may have to collect from the debtor.

This is an unconditional and irrevocable waiver of any rights and defenses the guarantor may have because the debtor’s debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the Code of Civil Procedure.”

(d) Each Guarantor waives all rights and defenses arising out of an election of remedies by the Administrative Agent and the Lenders, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed such Guarantor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the Code of Civil Procedure or otherwise.

(e) Each Guarantor expressly waives, for the benefit of the Administrative Agent and the Lenders, all set-offs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation, incurring or assumption of new or additional Guaranteed Obligations. Each Guarantor further expressly waives the benefit of any and all statutes of limitation and any and all laws providing for the exemption of property from execution or for valuation and appraisal upon foreclosure, to the maximum extent not prohibited by applicable law.

(f) Each Guarantor represents and warrants to the Administrative Agent and the Lenders that it has established adequate means of obtaining financial and other information pertaining to the business, operations and condition (financial and otherwise) of the Borrower and its properties on a continuing basis and that such Guarantor is now and will in the future remain fully familiar with the business, operations and condition (financial and otherwise) of the Borrower and its properties. Each Guarantor further represents and warrants that it has reviewed and approved each of the Loan Documents and is fully familiar with the transaction contemplated by the Loan Documents and that it will in the future remain fully familiar with such transaction and with any new Loan Documents and the transactions contemplated by such Loan Documents. Each Guarantor hereby expressly waives and relinquishes any duty on the part of the Administrative Agent or the Lenders (should any such duty exist) to disclose to such or any other guarantor any matter of fact or other information related to the business, operations or condition (financial or otherwise) of the Borrower or its properties or to any Loan Document or the transactions undertaken pursuant to, or contemplated by, any such Loan Document, whether now or in the future known by the Administrative Agent or any Lender.

(g) Each Guarantor intends that its rights and obligations shall be those expressly set forth in this Guaranty and that its obligations shall not be affected, limited, reduced, discharged or terminated by reason of any principles or provisions of law which conflict with the terms of this Guaranty.

(h) Nothing in this Guaranty amends, modifies or otherwise affects any agreement between Borrower, the Administrative Agent and the Lenders regarding the amendment of, modification of or supplement to any Loan Document.

2.03. Understanding With Respect to Waivers and Consents. Each Guarantor warrants and agrees that each of the waivers and consents set forth in this Guaranty is made voluntarily and unconditionally after consultation with outside legal counsel and with full knowledge of its significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which such or any other guarantor otherwise may have against the Borrower, the Administrative Agent, any Lender or any other Person or against any collateral. If, notwithstanding the intent of the parties that the terms of this Guaranty shall control in any and all circumstances, any such waivers or consents are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent not prohibited by law.

2.04. Subrogation. Each Guarantor hereby agrees that, until the payment and satisfaction in full of all of the Guaranteed Obligations and the expiration and termination of the commitments of the Lenders under the Loan Documents, it shall not exercise any right, remedy, power or privilege, such as any right of subrogation, contribution or indemnity or related remedy, power or privilege, arising (whether by contract or operation of law, including under the Bankruptcy Code) against the Borrower or any other guarantor of all or any part of the Guaranteed Obligations or any collateral for all or any part of the Guaranteed Obligations by reason of any payment or other performance pursuant to the provisions of this Guaranty and, if any amount shall be paid to such Guarantor on account of such rights, remedies, powers or privileges, it shall hold such amount in trust for the benefit of, and pay the same over to, the Administrative Agent (for the benefit of the Lenders) on account of the Guaranteed Obligations. Each Guarantor understands that the exercise by the Administrative Agent or any Lender of any right, remedy, power or privilege that it may have under the Loan Documents, any agreement, security document, guarantee or other instrument relative to all or any part of the Guaranteed Obligations or otherwise may affect or eliminate such or any other guarantor’s right of subrogation or similar recovery against the Borrower, any other guarantors or any collateral and that such Guarantor may therefore incur partially or totally nonreimbursable liability under this Guaranty. Nevertheless, each Guarantor hereby authorizes and empowers the Administrative Agent and the Lenders to exercise, in its or their sole discretion, any combination of such rights, remedies, powers and privileges.

2.05. Reinstatement. The obligations of each Guarantor under this Guaranty shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower, any other guarantor or any other Person or any other application of funds (including the proceeds of any collateral for all or any part of the Guaranteed Obligations) in respect of all or any part of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of such Guaranteed Obligations, whether as a result of any proceedings in bankruptcy, reorganization or otherwise and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all costs and expenses (including fees and expenses of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration.

2.06. Remedies. Each Guarantor hereby agrees that, between it and the Lenders, the obligations of the Borrower under the Credit Agreement and the other Loan Documents may be declared to be forthwith (or may become automatically) due and payable as provided in the Credit Agreement for purposes of Section 2.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations becoming due and payable as against the Borrower) and that, in the event of such declaration (or such obligation being deemed due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable for purposes of Section 2.01.

2.07. Separate Action. The Administrative Agent may bring and prosecute a separate action or actions against each Guarantor (or any one of them) whether or not the Borrower, any other guarantor or any other Person is joined in any such action or a separate action or actions are brought against the Borrower, any other guarantor, any other Person, or any collateral for all or any part of the Guaranteed Obligations. The obligations of each Guarantor under, and the effectiveness of, this Guaranty are not conditioned upon the existence or continuation of any other guarantee (including any letter of credit) of all or any part of the Guaranteed Obligations. By its acceptance hereof, each Lender agrees that this Guaranty may be enforced only by action of the Administrative Agent upon the instructions of the Required Lenders and that no Lender shall have any right individually to seek to enforce this Guaranty.

2.08. Subordination of Indebtedness of the Borrower. Each Guarantor agrees that any indebtedness of the Borrower now or in the future owed to such Guarantor is hereby subordinated to the Guaranteed Obligations. If the Administrative Agent so requests after the occurrence and during the continuation of an Event of Default, any such indebtedness shall be collected, enforced and received by any Guarantor as trustee for the Administrative Agent and shall be paid over to the Administrative Agent (for the benefit of the Lenders) in kind on account of the Guaranteed Obligations. If, after the Administrative Agent’s request, any Guarantor fails to collect or enforce any such indebtedness or to pay the proceeds of such indebtedness to the Administrative Agent, the Administrative Agent as such Guarantor’s attorney-in-fact may do such acts and sign such documents in such Guarantor’s name and on such Guarantor’s behalf as the Administrative Agent considers necessary or desirable to effect such collection, enforcement or payment, the Administrative Agent being hereby appointed each Guarantor’s attorney-in-fact for such purpose.

2.09. Limitation on Guarantee. If under any applicable law (including without limitation state and Federal fraudulent transfer laws) the obligations of any Guarantor under Section 2.01 would otherwise be held or determined to be void, invalid or unenforceable or if the claims of the Lenders in respect of such obligations would be subordinated to the claims of any other creditors on account of such Guarantor’s liability under Section 2.01, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Guarantors, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding. Each Guarantor agrees and acknowledges that it has obtained and will continue to obtain working capital and loans needed for its operations from Borrower, and Borrower will obtain funds to provide and lend to the Guarantors from the Lenders under the Credit Agreement and each Guarantor agrees and acknowledges that it is receiving reasonably equivalent value in the form of (i) the substantial advances being made to such Guarantor through Borrower under the Credit Agreement for its ongoing operations and (ii) the direct and indirect benefits as the result of the availability of the aforementioned credit facilities to Borrower, as the result of financial or business support which will be provided to the Guarantors by Borrower.

2.10. Revocation. To the fullest extent not prohibited by law, each Guarantor hereby waives all right of revocation with respect to the Guaranteed Obligations.

2.11. Right to Offset Balances. Each Guarantor agrees that, in addition to (and without any limitation of) any right of set-off, banker’s lien or counterclaim any Lender may otherwise have, each Lender shall be entitled, at its option but only with the prior written consent of the Administrative Agent, to offset balances held by it for the account of such Guarantor at any of its offices, in Dollars or in any other currency, against any Obligations of the Borrower to such Lender after the occurrence and during the continuance of an Event of Default (regardless of whether such balances are then due to such Guarantor). Any Lender so entitled shall promptly notify the applicable Guarantor and the Administrative Agent of any offset effected by it; provided that such Lender’s failure to give such notice shall not affect the validity of such offset or the obligations of any Guarantor hereunder or under any other Loan Document.

SECTION 3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE GUARANTORS.

(a) In order to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and the other Loan Documents, to make Advances and to issue and participate in Letters of Credit thereunder, each Guarantor represents and warrants to the Administrative Agent and each of the Lenders, as of the date hereof and as of the date of any advance, loan or other transfer of Property from Borrower directly or indirectly to such Guarantor, that all representations and warranties in Article 4 of the Credit Agreement which are applicable to such Guarantor are true and correct in all material respects as if such Guarantor were a party to the Credit Agreement.

(b) So long as any Advance or Letter of Credit remains unpaid, or any other non-contingent Obligation remains unpaid or unperformed, or any portion of any of the Commitments remains in force, each Guarantor shall, and shall cause each of each other Guarantor to, unless the Requisite Lenders otherwise consent, comply with all covenants, agreements and requirements of Article 5 of the Credit Agreement that are applicable to such Guarantor as if such Guarantor were a party to the Credit Agreement and each Guarantor expressly agrees to be bound thereby.

(c) So long as any Advance or Letter of Credit remains unpaid, or any other non-contingent Obligation remains unpaid or unperformed, or any portion of any of the Commitments remains in force, each Guarantor shall not, and shall not permit any other Guarantor to, unless the Requisite Lenders or, if required by Section 11.2 of the Credit Agreement, all of the Lenders, otherwise consent, fail to comply with all covenants, agreements, restrictions and requirements of Article 6 of the Credit Agreement that are applicable to such Guarantor as if such Guarantor were a party to the Credit Agreement and each Guarantor expressly agrees to be bound thereby.

(d) All other provisions contained in the Credit Agreement and all provisions contained in any other Loan Document that apply to Loan Documents generally are fully applicable to this Guaranty and are incorporated herein by this reference, including, without limitation, Article 10 and 11 of the Credit Agreement and all other the representations, warranties, covenants, arbitration provisions and negative covenants that apply to Borrower, Parent and their Subsidiaries as set forth in the Credit Agreement and each Guarantor expressly agrees to be bound thereby as if such Guarantor were a party to each Loan Document.

SECTION 4. MISCELLANEOUS PROVISIONS.

4.01. Waiver. No failure or delay by the Administrative Agent or any Lender in exercising any remedy, right, power or privilege under this Guaranty or any other Loan Document shall operate as a waiver of such remedy, right, power or privilege, nor shall any single or partial exercise of such remedy, right, power or privilege preclude any other or further exercise of such remedy, right, power or privilege or the exercise of any other remedy, right, power or privilege. The remedies, rights, powers and privileges provided by this Guaranty are, to the extent not prohibited by law, cumulative and not exclusive of any remedies, rights, powers or privileges provided by the other Loan Documents or by law.

4.02. Notices. All notices, requests, demands, consents, instructions and other communications to or upon the Guarantors or any one of them (care of the Borrower) or the Administrative Agent under this Guaranty shall be given as provided in Section 11.6 of the Credit Agreement.

4.03. Expenses, Etc. Each Guarantor agrees to pay or to reimburse the Administrative Agent and the Lenders for all costs and expenses (including fees and expenses of counsel) that may be incurred by the Administrative Agent or the Lenders in any effort to enforce any of the obligations of the Guarantors under this Guaranty, whether or not any lawsuit is filed, including all such costs and expenses (and attorneys’ fees and expenses) incurred by the Administrative Agent and the Lenders in any bankruptcy, reorganization, workout or similar proceeding. All amounts due under this Guaranty (including under Section 2.01) and not paid when due shall bear interest until paid at a per annum rate equal to the Alternate Base Rate plus the Applicable Alternate Base Rate Margin for Alternate Base Rate Advances plus two percent (2.00%).

4.04. Amendments, Etc. No amendment, modification, supplement, extension, termination or waiver of any provision of this Guaranty, no approval or consent thereunder, and no consent to any departure by any Guarantor therefrom, may in any event be effective unless in writing signed by the Administrative Agent with the written approval or upon the instructions of the Requisite Lenders, and then only in the specific instance and for the specific purpose given and any such amendment, modification, supplement, extension, termination or waiver shall be binding upon the Administrative Agent, each holder of Guaranteed Obligations and the Guarantors; and, without the approval in writing of all the Lenders, no amendment, modification, supplement, termination, waiver or consent may be effective as to the matters set forth in the Credit Agreement, including, without limitation, except as expressly provided in the Credit Agreement, the release of any Guarantor and no amendment, modification, or supplement of any provision of this Guaranty may in any event be effective unless in writing signed by each Guarantor who is a party to the Guaranty at the time any such amendment, modification, or supplement is made. Nothing herein shall in any way modify or limit the effect of terms or conditions set forth in any other document, instrument or agreement executed by any Guarantor or applicable to any Guarantor or in connection with the Guarantied Obligations, but each and every term and condition hereof shall be in addition thereto.

4.05. Successors and Assigns. This Guaranty shall be binding upon and inure to the benefit of the Guarantors, the Administrative Agent and their respective successors and assigns. No Guarantor may assign or transfer its rights or obligations under this Guaranty without the prior written consent of the Required Lenders. Any attempted assignment or transfer in violation of this Section 4.05 shall be null and void.

4.06. Survival. All representations and warranties made in this Guaranty or in any certificate or other document delivered pursuant to or in connection with this Guaranty shall survive the execution and delivery of this Guaranty or such certificate or other document (as the case may be) or any deemed repetition of any such representation or warranty.

4.07. ENTIRE AGREEMENT. THIS GUARANTY REPRESENTS THE COMPLETE AND FINAL AGREEMENT AMONG THE GUARANTORS AND THE ADMINISTRATIVE AGENT AND SUPERSEDES ALL PRIOR AGREEMENTS, WRITTEN OR ORAL, ON THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE GUARANTORS, THE ADMINISTRATIVE AGENT AND THE LENDERS.

4.08. Partial Invalidity. If at any time any provision of this Guaranty is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Guaranty nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

4.09. Captions. The table of contents, captions and section headings appearing in this Guaranty are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Guaranty.

4.10. Counterparts. This Guaranty may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties to this Guaranty may execute this Guaranty by signing any such counterpart. Transmission by telecopier of an executed counterpart of this Guaranty shall be deemed to constitute due and sufficient delivery of such counterpart.

4.11. GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA.

EACH GUARANTOR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF CALIFORNIA AND OF ANY CALIFORNIA STATE COURT SITTING IN SAN FRANCISCO, CALIFORNIA FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTY. EACH GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

4.12. WAIVER OF JURY TRIAL. EACH GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTY.

4.13. Power of Attorney. Each Guarantor hereunder hereby grants to the Borrower an irrevocable power of attorney to act as its attorney-in-fact with regard to matters relating to this Guaranty and each other Loan Document after the occurrence and during the continuance of an Event of Default, including execution and delivery of any amendments, supplements, waivers or other modifications hereto or thereto, receipt of any notices hereunder or thereunder and receipt of service of process in connection herewith or therewith. Each Guarantor hereby explicitly acknowledges that the Administrative Agent has executed and delivered this Guaranty and each other Loan Document to which it is a party, and has performed its obligations under this Guaranty and each other Loan Document to which it is a party, in reliance upon the irrevocable grant of such power of attorney pursuant to this Section 4.13.

4.14. Additional Guarantors. If, pursuant to the terms and conditions of the Credit Agreement, the Borrower shall be required to cause any Subsidiary of Borrower or Parent that is not a Guarantor to become a Guarantor hereunder, such Subsidiary shall execute and deliver to the Administrative Agent a Joinder Agreement in the form of Annex 1 and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Guarantor party hereto.

[This Space Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Guaranty as of the date first above written.

GUARANTOR(S): WEST MARINE, INC., a Delaware corporation

By:	/s/ Russell Solt
Executive Vice President and Chief Financial Officer [Printed Name & Title]

WEST MARINE PRODUCTS, INC., a California corporation

By:	/s/ Russell Solt
Executive Vice President and Chief Financial Officer [Printed Name & Title]

WEST MARINE PUERTO RICO, INC., a California corporation

By:	/s/ Russell Solt
Executive Vice President and Chief Financial Officer [Printed Name & Title]

W MARINE MANAGEMENT COMPANY, INC., a California corporation

By:	/s/ Russell Solt
Executive Vice President and Chief Financial Officer [Printed Name & Title]

WEST MARINE LBC, INC., a California corporation

By:	/s/ Russell Solt
Executive Vice President and Chief Financial Officer [Printed Name & Title]

WEST MARINE IHC I, INC., a California corporation

By:	/s/ Russell Solt
Executive Vice President and Chief Financial Officer [Printed Name & Title]

E&B MARINE INC., a Delaware corporation

By:	/s/ Russell Solt
Executive Vice President and Chief Financial Officer [Printed Name & Title]

E & B MARINE LBC, INC., a California corporation

By:	/s/ Russell Solt
Executive Vice President and Chief Financial Officer [Printed Name & Title]

E & B MARINE IHC I, INC., a California corporation

By:	/s/ Russell Solt
Executive Vice President and Chief Financial Officer [Printed Name & Title]

E & B MARINE SUPPLY, INC., a New Jersey corporation

By:	/s/ Russell Solt
Executive Vice President and Chief Financial Officer [Printed Name & Title]

E & B MARINE SUPPLY, INC., a Maryland corporation

By:	/s/ Russell Solt
Executive Vice President and Chief Financial Officer [Printed Name & Title]

GOLDBERGS’ MARINE DISTRIBUTORS, INC., a Delaware corporation

By:	/s/ Russell Solt
Executive Vice President and Chief Financial Officer [Printed Name & Title]

JAMES BLISS & CO., INC., a Massachusetts corporation

By:	/s/ Russell Solt
Executive Vice President and Chief Financial Officer [Printed Name & Title]

SEA RANGER MARINE INC., a Delaware corporation

By:	/s/ Russell Solt
Executive Vice President and Chief Financial Officer [Printed Name & Title]

KRISTA CORPORATION, a Delaware corporation

By:	/s/ Russell Solt
Executive Vice President and Chief Financial Officer [Printed Name & Title]

CENTRAL MARINE SUPPLY, INC., a New Jersey corporation

By:	/s/ Russell Solt
Executive Vice President and Chief Financial Officer [Printed Name & Title]

ANNEX 1

JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of                 ,         , is delivered pursuant to Section 4.14 of the Guaranty Agreement dated as of January 14, 2003, among one or more direct and indirect Subsidiaries of West Marine, Inc. and West Marine Finance Company, Inc. (“Borrower”) from time to time party thereto as Guarantors in favor of Wells Fargo Bank, National Association, as administrative agent for the Lenders referred to therein (the “Guaranty Agreement”). Capitalized terms used herein but not defined herein are used herein with the meaning given them in the Guaranty Agreement.

By executing and delivering this Joinder Agreement, the undersigned, as provided in Section 4.14 of the Guaranty Agreement, hereby becomes a party to the Guaranty Agreement as a Guarantor thereunder with the same force and effect as if originally named as a Guarantor therein.

The undersigned at all times will obtain working capital and loans needed for its operations from Borrower, and Borrower will obtain funds to provide and lend to the Guarantors from the Lenders under the Credit Agreement. In addition, the undersigned expect to realize direct and indirect benefits as the result of the availability of the aforementioned credit facilities to Borrower, as the result of financial or business support which will be provided to the undersigned by Borrower.

The undersigned hereby represents and warrants that each of the representations and warranties contained in or incorporated into the Guaranty Agreement applicable to it is true and correct in all material respects on and as the date hereof as if made on and as of such date.

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GUARANTOR]

By:
Name: Title:

ACKNOWLEDGED AND AGREED as of the date of this Joinder Agreement first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name: Title: